EXHIBIT 10.16

                                                           Execution Counterpart

             HAZARDOUS MATERIALS UNDERTAKING AND unsecured INDEMNITY


     This Hazardous Materials Undertaking and Unsecured Indemnity (this "Indemnity") is executed by CALPINE CORPORATION, a Delaware corporation (the "Indemnitor") in favor of THE BANK OF NOVA SCOTIA, a Canadian chartered bank ("Scotiabank"), for itself and as agent for the commercial lending institutions to each of the Credit Agreements (as defined below) (herein collectively, with their successors and assigns, the "Lenders"; the Agent, all Issuers and the Lenders are collectively referred to as the "Indemnified Parties"), with reference to the following facts:

     A. Indemnitor is party to that certain (i) Credit Agreement (the "New Credit Agreement"), dated as of March 8, 2002, among Indemnitor, the various financial institutions as are or may become parties thereto (collectively, the "New Lenders"), The Bank of Nova Scotia, and Bayerische Landesbank Girozentrale, as lead arrangers and bookrunners, Salomon Smith Barney Inc. and Deutsche Banc Alex. Brown Inc., as lead arrangers and bookrunners, Bank of America, National Association, and Credit Suisse First Boston, New York Branch, as lead arrangers and syndication agents and TD Securities (USA) Inc., as lead arranger and Scotiabank as joint administrative agent and funding agent, and Citicorp USA, Inc., as Joint Administrative Agent and (ii) Second Amended and Restated Credit Agreement (the "Existing Credit Agreement", and together with the New Credit Agreement, the "Credit Agreements"), dated as of May 23, 2000, among Indemnitor, the various financial institutions as are or may become parties thereto (the "Existing Lenders"), Bayerische Landesbank Girozentrale, as co-arranger and syndication agent for the Existing Lenders and the Agent.

     B. The Loans, the Letters of Credit, the Guaranty and all other Obligations owing to any of the Lenders under each of the Credit Agreements are to be secured by, among other things, all of the right, title and interest of Indemnitor in the real property and interests comprising the Domestic Gas Reserves and all fixtures, personal property and other improvements now existing or to be constructed on any of such properties (such properties, descriptions of which are attached hereto as Exhibit A, herein collectively called, the "Properties"), with respect to which Indemnitor has executed counterparts of the Deed of Trust.

     C. Lenders are willing to make the Credit Extensions to Indemnitor upon the terms and conditions set forth in the Credit Agreements, the Deed of Trust and the other Loan Documents (collectively, the "Loan Documents") only if the Indemnified Parties are indemnified and held harmless with respect to any risk that the Properties may now or in the future be in any way contaminated, or its use or value impacted by any Hazardous Materials, as defined below.

     D. It is a condition precedent to the making of the Term B Loans and issuance of the Letters of Credit that Indemnitor execute and deliver this Indemnity.

     E. In order to induce the Agent and the Lenders to make the Loans and to issue or cause to be issued the Letters of Credit, and with the full intention and understanding that the Indemnified Parties will rely hereon, Indemnitor represents, warrants, covenants and agrees as follows:

     1. Certain Definitions. As used in this Indemnity, the following terms shall have the following respective meanings:

     "Hazardous Materials" means crude or refined oil or fraction thereof, petroleum substances, petrochemical products, PCBs, asbestos, asbestos containing materials, urea formaldehyde, salts, flammable explosives, radioactive materials, hazardous wastes, toxic, mutagenic or pathogenic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations.

     "Hazardous  Materials  Laws"  means  all  federal,  state  or  local  laws,
ordinances,   regulations,   orders  and  directives   pertaining  to  Hazardous
Materials.

     Capitalized terms used and not otherwise defined herein shall have the respective meanings specified in either or both of the New Credit Agreement and the Existing Credit Agreement, as context requires.

     2. Representations and Warranties. Without limiting the generality of any of the representations or warranties contained in the other Loan Documents, Indemnitor hereby represents and warrants to the Agent and the other Indemnified Parties that, except as disclosed on Exhibit B hereto, as of the date of this Indemnity and continuing thereafter,

          (a) the Properties and each portion thereof (including the underlying groundwater) are not and have not been a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Hazardous Materials, except in connection with the production, storage and transportation of crude oil, natural gas, other hydrocarbons and petroleum, and other petroleum products in the ordinary course of Indemnitor's business;

          (b) the Properties and each portion thereof (including the underlying groundwater) are presently in compliance in all material respects with all Hazardous Materials Laws, including, without limitation, those relating to exposure to Hazardous Materials, the labeling, storage and containment of Hazardous Materials, and air, soil and surface and ground water conditions;

          (c) there have been no past, and there are no pending or, to Indemnitor's knowledge, threatened

               (i) claims, complaints, notices or requests for information received by Indemnitor with respect to any alleged violation of any Environmental Law, including Hazardous Materials Laws, that, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect, or

               (ii) complaints, notices or inquiries to Indemnitor regarding potential liability under any Environmental Law, including Hazardous Materials Laws, that, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect;

          (d) there have been no unremediated Releases of Hazardous Materials at, on or under any property (including the Properties) now or previously owned or leased by Indemnitor that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect;

          (e) Indemnitor has been issued and is in material compliance with all permits, certificates, approvals, licenses and other governmental authorizations relating to environmental matters and necessary for its businesses;

          (f) no property (including the Properties) now or previously owned or leased by Indemnitor is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

(g) Indemnitor has not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Indemnitor for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

          (h) there are no polychlorinated biphenyls or friable asbestos present at any property (including the Properties) now or previously owned or leased by Indemnitor that, singly or in the aggregate, result in, or may reasonably be expected to result in, a Material Adverse Effect;

          (i) no conditions exist at, on or under any property (including the Properties) now or previously owned or leased by Indemnitor which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law, which liability would reasonably be expected to result in a Material Adverse Effect; and

          (j) to the best of the knowledge of Indemnitor, no property owned, operated or leased by Indemnitor is located within two thousand (2,000)
     feet of a significant  disposal of "hazardous  waste" within the meaning of
     Section 25221 of the California Health and Safety Code.

     3. Covenants. Indemnitor hereby covenants and agrees that, so long as any obligation under any of the Loan Documents or otherwise in connection with the Loans is outstanding:

          (a) Indemnitor shall not permit the Properties or any portion of any parcel thereof to be a site for the use, generation, manufacture, discharge, assembly, processing, storage, Release, disposal or transportation to or from of Hazardous Materials except (i) as disclosed on Exhibit B hereto, (ii) in such quantities and as may be necessary for the production, storage and transportation of crude oil, natural gas and other Hydrocarbons (as defined in the Deed of Trust) in the ordinary course of Indemnitor's business as conducted on the Effective Date, (iii) as necessary or required to develop the Properties in the ordinary course of Indemnitor's business and (iv) as may be necessary to respond to any emergency, each of which excepted activities will be conducted in a manner designed to minimize environmental risk;

          (b) Indemnitor shall keep and maintain the Properties and each portion of any parcel thereof in compliance in all material respects with all Environmental Laws, including Hazardous Materials Laws (and to the extent there are violations of such laws existing as of the date hereof which are disclosed on Exhibit B, with the remediation plans and work plans listed on Exhibit B), and otherwise shall not cause or permit the Properties or any portion of any parcel thereof to be in violation, in any material respect, of such laws;

          (c) As to any claim or matter not disclosed on Exhibit B, Indemnitor shall immediately advise the Agent in writing of:

               (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Indemnitor or the Properties pursuant to any applicable Environmental Laws, including Hazardous Materials Laws that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

               (ii) any and all material claims made or threatened by any third party against Indemnitor or the Properties relating to any claim, liability, cause of action, nuisance, fine, penalty, charge, administrative or judicial order or proceeding, judgment, remedial action or cleanup requirement, enforcement, damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect (the matters set forth in Sections 3(c)(i) and (ii) hereof are hereinafter referred to as "Hazardous Materials Claims");

               (iii) any change in any claim or matter disclosed in Exhibit B that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

               (iv) Indemnitor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Properties that could cause the Properties or any part thereof to be classified as "border-zone property" under the provisions of California Health and
          Safety Code, Sections 25220, et seq., or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Properties under any Environmental Law, including Hazardous Materials Laws. For the purpose of protecting the collateral given to secure the
          Obligations, the Agent shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys' fees and expenses in connection therewith paid by Indemnitor;

          (d) Indemnitor shall not, without the Agent's prior written consent (which consent shall not be unreasonably withheld or delayed), take any remedial action in response to the presence of any Hazardous Materials on, under, or about the Properties (except (i) with respect to oil, gas and other Hydrocarbons, in the ordinary course of Indemnitor's business, or
     (ii) as may be necessary to respond to any emergency), nor enter into any settlement agreement, consent decree, or other compromise in respect of any Hazardous Material Claim in excess of $250,000;

          (e) Annually, at the time Indemnitor's audited financial statements are required to be delivered to the Agent pursuant to the Credit Agreements, Indemnitor shall deliver to the Agent a report discussing significant issues or concerns arising, or measures taken, during the preceding year and those contemplated for the following year relating to compliance with Hazardous Materials Laws and Environmental Laws, including, without limitation, compliance with any then effective order of the Regional Water Quality Control Board (or other lead agency) pertaining to the characterization, abatement and remediation of soil and groundwater contamination of the Properties;

          (f) To the extent that Indemnitor has the right to do so, Indemnitor shall permit the Agent or its agents, at the cost and expense of Indemnitor, to enter upon the Properties and all parts thereof, for the purpose of investigating and inspecting the condition and operation thereof, and shall permit reasonable access to the field offices and other offices, including the principal place of business, of Indemnitor to inspect and examine the Properties and to inspect, review and reproduce as necessary any books, records, accounts, contracts or other documents of Indemnitor;

          (g) Without limiting the generality of the foregoing clause (f), the Agent shall have the right, subject to any existing contractual restrictions binding on Indemnitor and on twenty-four (24) hours prior notice to Indemnitor, to cause such persons and entities as the Agent may designate to enter the Properties to conduct (at the cost and expense of Indemnitor), or to cause Indemnitor to
     conduct  (at  the  cost  and  expense  of   Indemnitor),   such  tests  and
     investigations as the Agent deems necessary to determine whether any hazardous substance or solid waste is being generated, transported, stored, or disposed of in accordance with applicable Environmental Laws. Such tests and investigations may include, without limitation, underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on the Properties. This Section 3(g) shall not be construed to affect or limit the obligations of Indemnitor pursuant to
     Section 4 hereof;

          (h) The Agent shall have no duty to visit or observe the Properties or to conduct tests, and no site visit, observation or testing by the Agent shall impose any liability on the Agent, nor shall Indemnitor or any other Obligor be entitled to rely on any visit, observation or testing by the Agent in any respect. The Agent may, in its discretion, disclose to Indemnitor or any other Person, including any governmental agency, any report or finding made as a result of, or in connection with, any site visit, observation or testing by the Agent. Indemnitor agrees that the Agent makes no warranty or representation to Indemnitor or any other Obligor regarding the truth, accuracy or completeness of any such report or findings that may be so disclosed. Indemnitor also acknowledges that, depending upon the results of any site visit, observation or testing by the Agent and disclosed to Indemnitor, Indemnitor may have a legal obligation to notify one or more governmental agencies of such results, that such reporting requirements are site-specific, and are to be evaluated by Indemnitor without advice or assistance from the Agent; and

          (i) Cooperate fully with any environmental consultant retained by the Agent to prepare reports on the Properties.

     4. Continuing, Unsecured Indemnity. Indemnitor hereby agrees to indemnify, hold harmless and defend (by one law firm reasonably satisfactory to the Agent unless an Event of Default shall have occurred and be continuing) the Agent and the other Indemnified Parties and its and their directors, officers, employees, agents, successors and assigns (collectively, "Indemnitees") from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of (i) the presence on or under the Properties of any Hazardous Materials, or any escape, seepage, leakage, spillage, discharge, emission or Release of any Hazardous Materials on, under or from the Properties, or (ii) any activity carried on or undertaken on or off the Properties, whether prior to or during the term of the Loans, and whether by Indemnitor or any predecessor in title or any employees, agents, contractors or subcontractors of Indemnitor or any predecessor in title, or any third persons at any time occupying or present on the Properties, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Properties; provided however, that nothing herein shall require Indemnitor to indemnify Indemnitees for any matter arising solely from the gross negligence or wilful misconduct of the Agent. The foregoing indemnity shall further apply to any residual contamination on or under the Properties, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. Indemnitor hereby acknowledges and agrees that the obligations of Indemnitor under this Indemnity shall be unlimited personal obligations and also shall NOT be secured by the Deed of Trust. In this regard, Agent's appraisal of the value of the Properties is such that Agent is not willing to accept the consequences, under California's "one form of action" rule (i.e., Section 726 of the Code of Civil Procedure) and "Anti-Deficiency Rules" (i.e., Sections 580(a), 580(b) and 580(d) of the Code of Civil Procedure) of inclusion of the obligations under this Indemnity among the obligations secured by the Deed of Trust, and that the Agent and the other Indemnified Parties would not make the Loans or issue or cause to be issued the Letters of Credit in the absence of the personal liability undertaken by Indemnitor for these obligations. It is expressly understood and agreed that the indemnity provided for herein shall survive: (i) the repayment of the Loans and the release of or reconveyance (whether full or partial) of the Deed of Trust; or (ii) the acquisition of title to all or any portion of the Properties by the Agent, or any successor in interest to the Agent, or any nominee or designee of any of them, by foreclosure under or transfer in lieu of foreclosure of the Deed of Trust, whether or not the same is otherwise in satisfaction of Indemnitor's obligations in connection with the Loan.

     5. Time of the Essence. Time is of the essence of this Indemnity.

     6. Governing Law. This Indemnity shall be governed by, construed and enforced in accordance with the laws of the State of California. In any action brought under or arising out of this Indemnity, Indemnitor hereby consents to the jurisdiction of any competent court within the State of California and consents to service of process by any means authorized by California law.

     7. Indemnitor Waivers. Indemnitor waives: (a) any defense based upon any legal disability to enter into the Credit Agreements or other defense of Indemnitor under the Credit Agreements; (b) any defense based on any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Indemnitor or any principal of Indemnitor, or any defect in the formation of Indemnitor or any principal of Indemnitor; (c) any defense based upon the application of the proceeds of the Loans by Indemnitor for purposes other than the purposes represented by Indemnitor to the Agent or intended or understood by Agent or Indemnitor; (d) any and all rights and defenses arising out of an election of remedies by Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Indemnitor's rights of subrogation and reimbursement against the principal by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise; (e) any defense based upon Agent's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 111(b)(2) of the Federal Bankruptcy Code or any successor statute; (f) any defense based upon any borrowing or any grant of security interest under Section 364 of the Federal Bankruptcy Code; (g) presentment, demand, protest and notice of any kind; and (h) the benefit of any statute of limitations affecting the liability of Indemnitor hereunder or the enforcement hereof. Indemnitor further waives any and all rights and defenses that Indemnitor may have because Indemnitor's debt is secured by real property; this means, among other things, that: (1) Agent may collect from Indemnitor without first foreclosing on any real or personal property pledged by Indemnitor; (2) if Agent forecloses on any real property collateral pledged by Indemnitor, then the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Indemnitor may have because its debt is secured by real property. These rights and defenses being waived by Indemnitor include, but are not limited to, any rights or defenses based upon
Section 580(a), 580(b), 580(d) or 726 of the California Code of Civil Procedure.

     8. Other Provisions.

          (a) This Indemnity is a Loan Document executed pursuant to the New Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof (including [Article XI] thereof).

          (b) All notices pursuant to this Indemnity shall be delivered at the times, in the manner and to the addressees as set forth in Section 11.2 of each of the Credit Agreements.

          (c) No amendment to or waiver of any provision of this Indemnity nor consent to any departure by Indemnitor herefrom shall be effective unless the same shall be in writing and signed by the Agent and Indemnitor.

          (d) This Indemnity shall be binding on and for the benefit of, the parties hereto, together with their respective successors and assigns.

          (e) The obligations of Indemnitor hereunder shall survive any termination of this Indemnity and the termination of all the Commitments. The representations and warranties made by Indemnitor in this Agreement shall survive the execution and delivery of this Indemnity.

          (f) Any provision of this Indemnity which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Indemnity or affecting the validity or enforceability of such provision in any other jurisdiction.

          (g)  The  various   headings  of  this   Indemnity  are  inserted  for
     convenience only and shall not affect the meaning or interpretation of this Indemnity or any provisions hereof.

          (h) This Indemnity may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Indemnity shall become effective when counterparts hereof executed on behalf of Indemnitor and the Agent shall have been received by the Agent.

Dated:  as of May 9, 2002

                                       "Indemnitor"

                                       CALPINE CORPORATION, a Delaware
                                       corporation

                                       By:______________________________________
                                          Name:
                                          Title:


                                       "Agent"

                                       THE BANK OF NOVA SCOTIA, as Agent


                                       By_______________________________________
                                          Name:
                                          Title:________________________________

                                    EXHIBIT A
                                       to
             HAZARDOUS MATERIAL UNDERTAKING AND UNSECURED INDEMNITY
             ------------------------------------------------------

                         Legal Description of Properties

                                    EXHIBIT B
                                       to
             HAZARDOUS MATERIAL UNDERTAKING AND UNSECURED INDEMNITY
             ------------------------------------------------------

                            Description of Hazardous
                          Materials On Properties, etc.

                                      None